                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-90667) and related Prospectus of Informix Corporation for the registration of 9,582,947 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 1998, with respect to the consolidated balance sheet of Informix Corporation as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, cash flows and financial statement schedule for each of the two years in the period ended December 31, 1997, included in its Annual Report on Form 10-K for the year ended
December 31, 1998 and our report dated March 2, 1998 with respect to the supplemental consolidated balance sheet of Informix Corporation as of December 31, 1997 and the related supplemental consolidated statements of operations, stockholders' equity, cash flows and financial statement schedule, included in its Current Report on Form 8-K dated November 10, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
December 9, 1999